UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 7, 2013

ENERGY TELECOM, INC.
(Exact name of registrant as specified in its charter)

Florida	333-167380	65-0434332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084
(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 819-8995

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      Other Events.

On January 7, 2013, Energy Telecom, Inc. (the “Company”) posted a letter to its shareholders on its corporate website and issued a press release containing the shareholder letter.  The shareholder letter provided a corporate update regarding the Company’s business activities, which may contain non-public information.

A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.01	Press release, dated January 7, 2013, issued by Energy Telecom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TELECOM, INC.

Dated: January 7, 2013	BY:	/s/ THOMAS RICKARDS
Thomas Rickards Chief Executive Officer

Exhibit 99.01

ENERGY TELECOM ISSUES LETTER TO SHAREHOLDERS

ST. AUGUSTINE, Fla., January 7, 2013 (PR NEWSWIRE) — Energy Telecom (OTCBB: ENRG) (“Energy Telecom” or the “Company”) today announced that the following Letter to Shareholders will be posted today to the investor relations section of the Company’s website at www.energytele.com.

Letter from the President

To My Fellow Shareholders:

Energy Telecom, Inc. (“Energy Telecom” or the “Company”) has made significant progress in 2012, and I am pleased to report on some of these corporate achievements in this letter.

We have developed the world's first hands-free two-way, sound attenuating wireless telecommunication eyewear, designed for use on a recreational and professional basis.  Our recreational eyewear is equipped with wireless two-way Bluetooth voice communication that is compatible with any cellular telephone that is Bluetooth enabled and is capable of streaming stereo music from any Bluetooth enabled music device. In addition, our eyewear works with handheld Bluetooth- enabled VHF and UHF walkie-talkies and Bluetooth adaptors. It contains built-in dual microphones to cancel out background noise and noise-isolating ear plugs that provide a Noise Reduction Rating of up to 30. In addition, the safety lenses come in clear, gray and amber colors, allowing them to be used indoor and outside.

We have another model, which is similar to the recreational model, but contains additional safety features and is intended to be marketed to the Personal Protective Equipment markets (commonly expressed as PPE) for use by police, fire, rescue, military and security personnel as well as companies in bio-hazardous, mining, construction and heavy manufacturing that utilize VHF and UHF radio communication.  We have obtained numerous certifications for our telecommunications eyewear.  We have obtained the necessary certifications to sell our product as personal protective equipment.  We contracted with Colts Laboratories, an independent testing facility that is accredited by the Safety Equipment Institute to complete and verify standards tests.

In July 2012, after several months of development, we completed the research and development of our new model 2.1 eyewear, for both the PPE and recreational markets, and approved the model for sale by our distribution partners.  It has a new internal engineering design, and used Eastman copolyester plastics, new thermoplastic elastomer softening sections, and nylon parts in strategic areas for maximum resistance to impact.  It has passed the impact requirements described by ANSI Z-87.1, and is being tested to higher impact requirements described in CAN/CSA Z94.3.

I would like to highlight some of our recent corporate achievements below:

•	Intellectual Property

On August 14, 2012, we were awarded a significant U.S. Utility Patent, US 8,243,973, which provides for, among other claims, the one major advance so many have asked for:  wireless ear plugs.  This patent has now been accepted as a ‘PCT application’ in 11 countries around the world.  This patent provides Energy Telecom with exclusive rights to utilize wireless ear plugs with telecommunication eyewear, and we believe it has numerous applications, ranging from personal protection equipment to recreational use. We anticipate having the first models of our eyewear with wireless ear plugs during 2013.

In addition to US Continuation-In-Part Utility Patent Application 12,283,029, our patent counsel, Malloy & Malloy, P.A., has filed US Utility Patent Application 13,713,789, which we believe is the most important patent application since the Company was founded.  This patent provides claims for a product that establishes a ‘Zone of Safety’ around the wearer, using new technologies never before found on the human head.  The innovative 'Zone of Safety' technology will benefit workers in hazardous locations, those enjoying sports outdoors, as well as a variety of other applications. The eyewear will receive and accumulate knowledge of the wearer's surroundings, including many environmental hazards, while simultaneous providing others with the eyewear wearer's condition and state, including physical condition, location, and movements.

We believe that our existing patents and pending patent applications will transform the telecommunications industry.  We will continue to work with our partners to develop new technologies to incorporate into our telecommunications eyewear.

•	Developing and Strengthening Distribution Relationships

In February 2012, we signed an exclusive Distribution Agreement with a global Personal Protective Equipment manufacturer, for them to brand, market and sell our telecom eyewear into the industrial Personal Protective Equipment safety eyewear marketplaces in the United States and Europe. We anticipate working with this global manufacturer in 2013 to expand the product lines into new marketing and distribution channels to maximize revenue potential.

We are also working with other manufacturing partners, so that a new model of eyewear may be sold in 2013 into the recreational, Bluetooth mobile entertainment, and cellular accessory markets.

•	Shareholder Equity

We continue to build our company through strategic sales of equity to long-term, fundamental investors.  Our growth has been done without incurring debt, as we strengthen our balance sheet in these times of financial uncertainty.  During the year ended December 31, 2012, we raised $564,935 from the sale of common stock and series A preferred stock. We used a combination of stock and cash to pay for consulting services, including business development, accounting, shareholder relations and advertising.  In addition, we instituted a stock incentive plan, which we will use to issue restricted common stock to employees and consultants for services rendered.  The plan reserved four million shares that may be issued over the next 10 years, although we are not obligated to issue any of the shares.  As of December 31, 2012, we had approximately 8.8 million shares of common stock issued and outstanding.

•	Upcoming Milestones

We expect that in 2013, we will generate sustained revenues, and with careful guidance, may achieve profitability on a quarterly basis.  Any profitability will be based on revenues and the accomplishment of our plans (for example we may decide to reinvest profits, if any, into development of a new type of eyewear described in our ‘Zone of Safety’ patent application), which include the introduction of a new model of eyewear, and continual market channel expansion.

Energy Telecom’s continued success depends on your ongoing support, and we are grateful for your confidence in our company. We are committed to enhancing the value of our company and reward you for your investment.

Sincerely,

/s/ THOMAS RICKARDS
Thomas Rickards

President and Chief Executive Officer

About Energy Telecom

Energy Telecom holds U.S. and foreign patents allowing for the manufacture, marketing and distribution of the world’s first hands-free, wireless communication eyewear providing quality sound and noise attenuation. Various models of the eyewear will be worn by police, fire, rescue, military and security personnel, and by those working in bio-hazardous, mining, construction and heavy manufacturing. The eyewear will also be worn by those using cellular and smart phones for voice communication, and for listening to high-fidelity streaming stereo.

Statements contained in this news release, other than those identifying historical facts, constitute ‘forward-looking statements’ within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Safe Harbor provisions as contained in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company’s future expectations, including but not limited to revenues and earnings, technology efficacy, strategies and plans, are subject to safe harbors protection. Actual company results and performance may be materially different from any future results, performance, strategies, plans, or achievements that may be expressed or implied by any such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements.

Tom Rickards
Energy Telecom, Inc.
trickards@energytele.com